EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-85842 and No. 333-140992) on Form S-8 of our report dated June 18, 2015, appearing in this annual report on Form 11-K of the Crown Cork & Seal Company, Inc. Retirement Thrift Plan for the year ended December 31, 2014.

Philadelphia, Pennsylvania
June 18, 2015